Exhibit 10.1

BUSINESS DEVELOPMENT AND LICENSE AGREEMENT

This Agreement (the “Agreement”) is made effective the 1st day of July, 2014 and entered into by and between Smoky Market Foods, Inc. (“Smoky”), and Mary Ann’s Specialty Foods, Inc., a (“Manufacturer”).

RECITALS

Smoky desires to engage Manufacturer to develop, manufacture and distribute products (the “Products”) under the trademarks and trade names owned by Smoky and provided to Manufacturer (the “Marks”) and to process sales (i.e., invoicing and collection) of the Products to customers pursuant to the terms and conditions described below.

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Product Development.

(a) Smoky hereby engages Manufacturer to develop, manufacture, label, package, store, and distribute to customers or end-users the Products in accordance with good manufacturing practices prevailing in the industry, including without limitation, purchasing all raw materials from suppliers to cover sales orders, purchase all packaging materials, maintaining minimum inventory of Products being sold as dictated by sales ordering needs, producing and distributing Products, and invoicing and collecting all sales receivables of Products.

(b) Smoky’s engagement of Manufacturer under this Agreement is exclusive as to Smoky and Smoky agrees that it shall not engage any other manufacturer to develop, manufacture, package, store or ship to customers any of its products, including without limitation any products identified by the Marks. For purposes of clarification, Smoky agrees and acknowledges that Manufacturer is not being engaged to produce Products exclusively for Smoky and that Manufacturer may continue, in its sole and absolute discretion, to develop, produce, or distribute products for itself or any third-party whether or not competitive with the Products.

(c) Smoky hereby grants Manufacturer a non-exclusive, non-transferable license as to the Marks for the purpose of allowing Manufacturer to perform its obligations under this Agreement.

(d) Smoky shall be responsible for generating sales, which sales shall be invoiced and collected by Manufacturer. Manufacturer may in its discretion broker additional sales of Products to existing or new Manufacturer customers (“Brokered Sales”). Smoky agrees that during the term of this Agreement, Smoky will not collect any payment for Products from any purchaser thereof and will use best efforts to ensure that all such Product payments are processed through Manufacturer. Notwithstanding the foregoing, nothing herein shall be deemed to limit or prohibit Manufacturer from selling any inventory of Products at any time.

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3. Pricing and Compensation.

(a) Product pricing shall be by mutual agreement of Smoky and Manufacturer and shall be the sum of the following amounts: Manufacturer costs (“Costs”) plus Manufacturer overhead (“OH:) plus Manufacturer standard anticipated profit (“Profit”), plus Smoky percentage mark-up (“Smoky Percentage”). All sales of Product, regardless of source of sale, will be paid to Manufacturer,

(b) Manufacturer shall be responsible for all costs of manufacture of the Products and shall be entitled to retain all gross receipts from the sale of Products. Upon all sales for which payment is actually received, Manufacturer will pay to Smoky the Smoky Percentage monthly by the tenth day of the calendar month following the calendar month in which invoice payment is received by Manufacturer. Provided, however, and notwithstanding the foregoing, as to any Brokered Sales, Manufacture will retain from the Smoky Percentage an additional amount equal to four percent (4%) of the Product sale price.

(c) As additional consideration to induce Manufacturer to enter into this Agreement and support initial product development, manufacturing and sales, Smoky will, upon the execution of this Agreement, issue in the aggregate Five Million Shares of its common stock (“Shares”) to the individuals and in the quantities designated on the attached Schedule A. The Shares shall be unrestricted and free trading under the United States Securities Act of 1933 (15 U.S.C. §77 et seq.) not later than twelve (12) months after the date hereof.

4. Representations and Warranties.

(a) Manufacturer hereby represents to Smoky that:

(i) Manufacturer has the full legal right, power and authority to enter into this Agreement.

(ii) This Agreement is the legal, valid, and binding obligation of Manufacturer, enforceable against Manufacturer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

(iii) Manufacturer has the necessary capacity and resources to support the manufacturing and distribution of Products to customers and end-users in quantities sufficient to generate accounts receivable in excess of Six Hundred Fifty Thousand Dollars ($650,000), assuming a reasonable sales price.

(b) Smoky hereby represents to Manufacturer that:

(i) Smoky has the full legal right, power and authority to enter into this Agreement.

(ii) Smoky is the exclusive owner of the Marks, that it has the right to grant the non-exclusive license described above, that it has not granted or agreed to grant any assignment, license, right or privilege which conflicts with the express provisions of this Agreement.

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(iii) This Agreement is the legal, valid, and binding obligation of Smoky, enforceable against Smoky in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

(iv) The signing and delivery of this Agreement by Smoky and the performance by Smoky of all of Smoky’s obligations under this Agreement will not breach any agreement to which Smoky is a party, or give any person the right to accelerate any obligation of Smoky; violate any law, judgment, or order to which Smoky is subject; or require the consent, authorization, or approval of any person, including but not limited to any governmental body.

5. Indemnification.

(a) Smoky agrees to defend, indemnify and hold harmless Manufacturer, its directors, officers, agents and employees from and against any and all damages, losses, liabilities, claims, suits, costs and expenses (including attorney fees) (collectively, “Claims”) resulting from or relating to any breach by Smoky of any provision, warranty or covenant, or any nonfulfillment of any obligation by Smoky, under this Agreement. Smoky further agrees to indemnify and hold harmless Manufacturer and its officers, directors and agents, from and against any and all damages, loss, cost, liability or expense (including attorney fees and costs) incurred by any such party in connection with any complaints, demands, claims, or legal actions alleging illness, injury, death, or damage as a result of the consumption or use of any Product that independent investigation shows was caused by a defect in the Product that originated after the Product left the custody of Manufacturer.

(b) If either party becomes aware of any incident involving potential contamination of any Product sold hereunder, the party shall provide immediate telephone notice to the other party, and the parties shall cooperate with each other to identify and remove from sale any Products suspected of contamination; provided, however, that Manufacturer reserves the right to direct any such investigation and to determine the actions to be taken in response to the investigation.

6. Term.

(a) This Agreement shall run for a period of one (1) year from the date hereof. This Agreement shall renew automatically each year for a period of one (1) year unless either party provides written notice of non-renewal to the other party at least thirty (30) days prior to the expiration of the then-current term.

(b) Manufacturer may terminate this Agreement immediately:

(i) If the Shares are not free trading twelve (12) months after the date hereof;

(ii) If Smoky fails to perform any other obligation under this Agreement within 30 days of notice from Manufacturer specifying such failure, or if such failure cannot be cured within such 30-day period, then Smoky shall not be in default hereunder so long as Smoky commences cure within such 30-day period and diligently pursues such cure to completion; or

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(iii) If Smoky becomes insolvent, a receiver is appointed to the possession of all or substantially all of Smoky’s property, Smoky makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy, or Smoky is the subject of an involuntary petition in bankruptcy and such involuntary petition is not dismissed within one hundred twenty (120) days of filing.

(c) Smoky may terminate this Agreement immediately:

(i) If Manufacturer fails to perform or meet any material term or condition hereof and has failed to correct same within 30 days after written notice of such failure by Smoky, or if such failure cannot be cured within such 30-day period, then Manufacturer shall not be in default hereunder so long as Manufacturer commences cure within such 30-day period and diligently pursues such cure to completion.

(ii) If Manufacturer ceases to do business as a going concern or ceases to conduct its operations in the normal course of business, becomes insolvent, a receiver is appointed to the possession of all or substantially all of Manufacturer’s property, Manufacturer makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy, or Manufacturer is the subject of an involuntary petition in bankruptcy and such involuntary petition is not dismissed within one hundred twenty (120) days of filing.

(iii) If Smoky purchases all then existing materials, inventory and accounts receivables.

(d) Following any termination, (i) Manufacturer shall have the right to sell Products to the extent of existing inventory, (ii) Smoky shall reimburse Manufacturer for Manufacturer’s actual cost for any Products delivered to Smoky, and (iii) Smoky shall reimburse Manufacturer for Manufacturer’s actual cost for any unused raw materials or ingredients ordered specifically for Products, to the extent that such raw materials or ingredients are not otherwise used by Manufacturer in its operations. The conveyance of Shares will not be reversed upon termination of this Agreement, provided, however, that in the event Smoky terminates this Agreement for cause under Section 6(c)(i) above within six (6) months after the date hereof, said Shares shall remain restricted and not transferable unless and until the Agreement is reinstated.

7. Confidentiality.

(a) “Confidential Information” means this Agreement and all confidential or otherwise proprietary business and technical information relating to the Parties and their respective businesses, including, without limitation, ideas, know-how, trade secrets, production, manufacturing and sales techniques, financial statements and data, recipes and formulas, sources of supply, advertising, actual and prospective customers, pricing, costing, and accounting procedures. Confidential Information does not include information that is in the public domain at the time of disclosure by the disclosing Party; that enters the public domain after disclosure by the disclosing Party through no fault of the receiving Party; that was or is separately disclosed to the receiving Party by a third party not itself subject to an obligation of confidentiality to the disclosing Party with respect to such information; or that was in the receiving Party’s possession at the time of disclosure by the disclosing Party.

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(b) Each Party agrees to maintain the Confidential Information in strict confidence and, except to the extent expressly permitted in this Agreement or otherwise consented to in writing by the other Party, that the Confidential Information will not be disclosed by it or its “Representatives” (defined to include affiliates, directors, shareholders, officers, employees, agents, subcontractors, consultants, members, managers, advisors, or other representatives including legal counsel, accountants and, in the case of Smoky, its Distributors) to any “Person” (defined to include individuals, partnerships, companies, limited liability companies, entities, corporations, or agents thereof) except with the specific prior written consent of the other.

(c) Both Parties agree that during the term of this Agreement and for a period of one (1) year after the termination hereof, unless otherwise agreed by the Parties, that each party and its employees and agents shall not contact, solicit, seek or in any way enter into an employment relationship with any employee of the other party as of the date of termination.

8. Miscellaneous.

(a) Relationship of Parties. Manufacturer and Smoky are independent contractors for the purpose of this Agreement. Neither the execution, delivery nor performance of this Agreement will be construed to constitute either party as an agent or representative of the other for any purpose. Neither the execution, delivery nor performance of this Agreement will be deemed to establish a joint venture or partnership between the Parties. Except as otherwise provided herein, neither Party has the authority to (i) bind the other Party by or to any contract, representation, understanding, act or deed, (ii) represent that either Party is an agent of the other Party, or (iii) represent that either Party is responsible for the acts or omissions of the other Party.

(b) Impossibility. The Parties shall not be responsible for any failure to perform due to unforeseen circumstances or causes beyond their reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fires, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor, or materials. In the event of any such delay, the Parties may defer performance hereunder for a period equal to the time of such delay.

(c) Severability. If any provision of this Agreement shall be prohibited or unenforceable by any applicable law, the provision shall be ineffective only to the extent and for the duration of the prohibition or unenforceability, without invalidating any of the remaining provisions.

(d) Waiver. The temporary, limited, or specific waiver of any term, provision, or condition of this Agreement or a breach thereof will not be considered a waiver of any other term, provision, or condition, or of any subsequent breach of the same term, provision, or condition.

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(e) Entire Agreement. This Agreement embodies the entire understanding of the Parties and shall supersede all previous communications, representations or understandings either oral or written between the Parties relating to the subject matter hereof.

(f) Assignability. This Agreement shall be binding upon and be for the benefit of the Parties and their legal representatives, successors, and assigns. Neither party may assign this Agreement without the prior written consent of the other.

(g) Choice of Laws. This Agreement shall be interpreted and construed in accordance with the laws of the state of Iowa, without giving effect to choice of law rules. The Parties consent to jurisdiction and venue in the state and federal courts located in Polk County, Iowa.

(h) Notice. All notices shall be made in writing and may be given by personal delivery, via overnight courier requiring a signature for delivery, or by certified or registered mail, return receipt requested. Bills and payments may be made by regular mail. Notices, bills and payments sent by mail should be addressed as follows:

To Manufacturer:	Mary Ann’s Specialty Foods, Inc.
1511 East 2nd Street
P.O. Box 696
Webster City, IA 50595
Attention: William Korleski

To Smoky:	Smoky Market Foods, Inc.
1511 East 2nd Street
P.O. Box 696
Webster City, LA 50595
Attn: Ed Feintech

and when so addressed shall be deemed given 5 days after deposited in the U.S. mail, first class, postage prepaid, and postmarked. In all other instances notices, bills, and payments shall be deemed given at the time of actual delivery. Changes may be made in the names and addresses of the person to whom notices, bills, and payments are to be given by giving notice pursuant to this section.

(i) Construction. Section headings are included for convenience, but shall not form a part of the Agreement or affect the interpretation of any part hereof. The word “including” is used in this Agreement in a non-exclusive sense and, unless otherwise expressly set forth, shall be interpreted as being illustrative and not limiting.

(j) Expenses. Each party shall bear its own expenses.

(k) Signatures. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

(1) Amendment. This Agreement may be amended only by a written document signed by the party against whom enforcement is sought.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Business Development Agreement and License on the date first written above.

SMOKY MARKET FOODS, INC.

By:	/s/ Edward C. Feintech
Edward C. Feintech, Chairman & CEO

MARY ANN’S SPECIALTY FOODS, INC.

By:	/s/ William Korleski
William Korleski, President

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